EXHIBIT 99.1

IMMEDIATE

Dana Incorporated Announces Agreement to Sell Off-Highway Business for $2.7 Billion;
$1 Billion Capital Return Authorization

■	Price represents 7x the expected 2025 adjusted EBITDA of the Off-Highway business
■	Strengthens balance sheet through substantial debt reduction
■	Positions Dana with a streamlined go-to-market approach dedicated to on-highway light- and commercial-vehicle customers
■	Announcing a new $1 billion capital return authorization through 2027 with $550 million of capital return to shareholders at or before closing of the Off-Highway business sale

MAUMEE, Ohio, June 11, 2025 – Dana Incorporated (NYSE: DAN) today announced that it has reached a definitive agreement to sell its Off-Highway business to Allison Transmission Holdings, Inc. (NYSE: ALSN; “Allison”) for $2.7 billion. This represents 7x the expected 2025 adjusted EBITDA of the Off-Highway business. The transaction, which is subject to customary regulatory approvals and closing conditions, is projected to close late in the fourth quarter of 2025.

"As we committed to last year, the sale of the Off-Highway business supports our strategy to become a streamlined light- and commercial-vehicle supplier with traditional and electrified systems,” said R. Bruce McDonald, Chairman and Chief Executive Officer of Dana. “This transaction is a critical step in our transformation, meaningfully strengthening our balance sheet, reducing complexity in our business, and allowing us to return significant capital to our shareholders. Combined with our ongoing $300 million cost-savings initiatives, this transaction enables a focused path to grow and innovate, invest in our business, and continue to improve our cost structure.”

McDonald continued, “Allison will be an excellent owner of the business and will ensure it remains a market leader for drive and motion systems for off-highway vehicles and equipment.”

Following the successful close of the transaction, Dana expects to generate $2.4 billion of net cash proceeds after tax, other transaction expenses, and assumed liabilities. Dana plans to repay approximately $2 billion of debt to achieve target net leverage of approximately 1x over the business cycle.

Additionally, the Dana board of directors has authorized a $1 billion capital return program through 2027 with $550 million of capital return to shareholders at or before closing of the transaction.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are serving as Dana’s financial advisors. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as Dana’s legal counsel. Ernst and Young LLP is serving as transaction advisor.

Dana to Host Conference Call at 8:00 a.m. Thursday, June 12
Dana will host a conference call at 8:00 a.m. EDT on Thursday, June 12. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors. Phone registration will be available beginning at 7:30 a.m. EDT.

A webcast replay can be accessed via Dana’s investor website following the call.

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Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Expected Off-Highway adjusted EBITDA is EBITDA for the Off-Highway segment adjusted for excluded operations and certain corporate costs

We have not provided a reconciliation of our Off-Highway adjusted EBITDA to the most comparable GAAP measure of net income (loss). Providing expected net income (loss) is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss), including restructuring actions, asset impairments and certain income tax adjustments. See our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that include reconciliations with the most comparable GAAP measures that are indicative of the reconciliations that would be prepared upon completion of the period covered by the expected non-GAAP measure.

Forward-Looking Statements

Certain statements and projections contained in this communication are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Dana’s current expectations, estimates, and projections about Dana’s industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the expected net cash proceeds from the proposed transaction and plans to repay debt and return capital to shareholders; the prospective performance and outlook of Dana’s business, performance and opportunities following the completion of the transaction, including the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause Dana’s actual results to differ materially and adversely from those expressed in any forward-looking statement. Such risks and uncertainties include, without limitation, risks related to the ability of the parties to complete the proposed transaction on the proposed terms and schedule, including obtaining required regulatory approvals; risks associated with the proposed transaction, such as that the expected benefits of the proposed transaction will not occur; risks related to future opportunities and plans for Dana, including uncertainty regarding the expected financial performance and results of Dana following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees, or suppliers; and the possibility that if Dana does not

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achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Dana’s shares could decline, as well as other risks related to Dana’s business. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss additional important risk factors that could affect Dana’s business, results of operations and financial condition. The forward-looking statements in this communication speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $10.3 billion in 2024 with 39,000 people in 30 countries across six continents. With a history dating to 1904, Dana was named among the "World's Most Ethical Companies" for 2025 by Ethisphere and as one of "America's Most Responsible Companies 2025" by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

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Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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